Exhibit 5.1

600 Quarrier Street, Charleston, WV 25301 P.O. Box 1386, Charleston, WV 25325-1386 304.347.1100 T 304-347-1100 F 304-343-3058

101 South Queen Street
Martinsburg, WV 25401

125 Granville Square, Suite 400
Morgantown, WV 26501

501 Avery Street
Parkersburg, WV 26101

Post Office Box 390
Wheeling, WV 26003

Southpointe Town Center
1800 Main Street, Suite 200
Canonsburg, PA 15317

480 West Jubal Early Drive, Suite 130
Winchester, VA 22601

January 18, 2023	bowlesrice.com

Board of Directors First Community Bankshares Inc. 29 College Drive Bluefield, Virginia 24605

Re:         Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to First Community Bankshares, Inc., a Virginia corporation (the “Corporation”), and are furnishing this opinion letter to the Corporation in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offering of 2,997,390 shares of the Corporation’s common stock, par value $1.00 per share (the “Shares”), which may be issued to the shareholders of Surrey Bancorp, a North Carolina corporation (“Surrey”), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of November 17, 2022, by and between the Corporation and Surrey (the “Merger Agreement,” and such merger, the “Merger”).

For purposes of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we considered necessary to enable us to render this opinion, including, but not limited to, the Registration Statement and all exhibits thereto, the Merger Agreement, the Articles of Incorporation of the Corporation (the “Articles of Incorporation”), the Bylaws of the Corporation, effective on April 14, 2018, the corporate minutes, proceedings, records and instruments of the Corporation, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation.  We have also assumed that the Shares will be issued upon receipt of valid consideration under applicable law and that the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Corporation and others.

January 18, 2023

We express no opinion herein as to the law of any state or jurisdiction other than the statutory laws of the Commonwealth of Virginia and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares shall have been issued in accordance with the terms of the Merger Agreement, including the receipt by the Corporation of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in the related prospectus and proxy statement contained therein and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

Sincerely, /s/Bowles Rice LLP Bowles Rice LLP